As filed with the Securities and Exchange Commission on May 23, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	26-2017431
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
188 Spear Street, Suite 1000
San Francisco, CA 94105
(Address of principal executive offices) (Zip code)
_____________________________________________
New Relic, Inc. 2014 Equity Incentive Plan
New Relic, Inc. 2014 Employee Stock Purchase Plan
(Full titles of the plans)
William Staples
Chief Executive Officer
New Relic, Inc.
188 Spear Street, Suite 1000
San Francisco, California 94105
(650) 777-7600
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_____________________________________________
Copies to:

David Peinsipp Siana Lowrey Julia Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Thomas J. Lloyd New Relic, Inc. 188 Spear Street, Suite 1000 San Francisco, California 94105 (650) 777-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Small reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by New Relic, Inc. (the “Registrant”) for the purpose of registering additional securities of Registrant’s Common Stock that have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan, which provide that the total number of shares subject to such plans will be increased on the first day of each fiscal year pursuant to a specified formula. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2014 (File No. 333-201024) and subsequent Registration Statements on Form S-8 were filed with the Commission on each of May 28, 2015 (File No. 333-204512), May 26, 2016 (File No. 333-211648), May 18, 2017 (File No. 333-218094), May 11, 2018 (File No. 333-224883), May 15, 2019 (File No. 333-231475), May 15, 2020 (File No. 333-238278), May 14, 2021 (File No. 333-256139) and May 17, 2022 (File No. 333-265022). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART II

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended March 31, 2023 filed with the Commission on May 23, 2023 (File No. 001-36766), including the information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement for the 2023 Annual Meeting of Stockholders to be filed with the Commission within 120 days of the fiscal year ended March 31, 2023.
(b) The Registrant’s Current Reports on Form 8-K (File No. 001-36766) filed with the Commission on April 3, 2023 and April 18, 2023.
(c) The description of Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on December 3, 2014 (File No. 001-36766) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the Form 10-K.
(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the Commission) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on August 19, 2021 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36766) and incorporated herein by reference).
4.2	Amended and Restated Bylaws of the Registrant (filed with the Commission on February 7, 2023 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36766) and incorporated herein by reference).
5.1	Opinion of Cooley LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
99.1	New Relic, Inc. 2014 Equity Incentive Plan and related form agreements (filed with the Commission on November 6, 2019 as Exhibit 10.1 to the Registrant’s Registration Statement on Form 10-Q (File No. 001-36766) and incorporated herein by reference).
99.2	New Relic, Inc. 2014 Employee Stock Purchase Plan (filed with the Commission on December 17, 2014 as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-201024) and incorporated herein by reference).
99.3	Form of Special Performance Unit Award Grant Notice under the 2014 Equity Incentive Plan, and related form agreements (filed with the Commission on February 7, 2023 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36766) and incorporated herein by reference).
99.4	Form of Performance Unit Award Grant Notice under the 2014 Equity Incentive Plan, and related form agreements (filed with the Commission on August 5, 2020 as Exhibit 10.2+ to the Registrant’s Registration Statement on Form 10-Q (File No. 001-36766) and incorporated herein by reference).
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 23, 2023.

New Relic, Inc.

By:	/s/ William Staples
William Staples
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Staples and David Barter, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William Staples	Chief Executive Officer and Director	May 23, 2023
William Staples	(Principal Executive Officer)

/s/ David Barter	Chief Financial Officer	May 23, 2023
David Barter	(Principal Financial and Accounting Officer)

/s/ Lewis Cirne	Executive Chairman of the Board	May 23, 2023
Lewis Cirne

/s/ Hope Cochran	Vice Chair of the Board and Lead Independent Director	May 23, 2023
Hope Cochran

/s/ Susan Arthur	Director	May 23, 2023
Susan Arthur

/s/ Phalachandra Bhat	Director	May 23, 2023
Phalachandra Bhat

/s/ Caroline Watteeuw Carlisle	Director	May 23, 2023
Caroline Watteeuw Carlisle

/s/ Anne DelSanto	Director	May 23, 2023
Anne DelSanto

/s/ Kevin Galligan	Director	May 23, 2023
Kevin Galligan

/s/ David Henshall	Director	May 23, 2023
David Henshall

/s/ Radhakrishnan Mahendran	Director	May 23, 2023
Radhakrishnan Mahendran

/s/ Takeshi Numoto	Director	May 23, 2023
Takeshi Numoto